UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026 (August 21, 2026)

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519 Belvidere, NJ	07823
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (908) 750-3953

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 21, 2026, Edible Garden AG Incorporated (“Edible Garden”) entered into a non-binding memorandum of understanding (“MOU”) with Square Roots Urban Growers, Inc. (“Square Roots”) regarding a proposed collaboration. The goal of the partnership is to co-develop premium clean-label functional ready-to-drink (“RTD”) beverages using nutrient-dense crops optimized for naturally occurring bioactive compounds that support cognitive health, metabolic wellness, healthy aging, inflammation management GLP-1 support and performance nutrition.

More specifically, Edible Garden and Square Roots agree to engage in joint product development for one or more RTD beverage products, with commercial manufacturing to occur at the Edible Garden RTD beverage facility. The ultimate goal of this partnership is to establish a true “farm-to-formula” product where Square Roots and/or Edible Garden crops are used in the formulation of an RTD, clean-label beverage.

The program is expected to proceed in three phases, with Square Roots serving as lead partner for Phase 1 (Partner Discovery) and Phase 2 (Crop Selection and Bioactive Optimization) and Edible Garden serving as lead partner for Phase 3 (Formulation). Square Roots is expected to cultivate specialty, high nutrient ingredients, direct market research and outreach to key stakeholders, and coordinate third-party laboratory testing. The resulting laboratory tested nutrient profiles can be used to support formal marketing claims. Edible Garden is expected to supply bulk greens where appropriate, lead overall drink formulation, and produce the final product. To this end, Edible Garden plans to engage a flavor formulator, to direct beverage formulation and sensory evaluation throughout the project. Square Roots is expected to provide support and feedback through the formulation process.

Founded by entrepreneurs Kimbal Musk and Tobias Peggs, Square Roots is an agricultural innovation platform that helps partners accelerate R&D and bring new food and farming solutions to market. Combining modular controlled-environment research facilities, crop science, software and AI, Square Roots enables partners to screen varieties, develop and validate crop recipes, optimize production systems, and translate results into commercial applications. Square Roots works with growers, food companies, research organizations, and governments on programs spanning nutrition, climate resilience, food security, and agricultural automation.

Edible Garden is a leader in controlled environment agriculture, delivering organic, better-for-you, sustainable produce and products through its Zero-Waste Inspired® next-generation farming model. Available in over 6,000 retail locations across the United States, Caribbean, and South America, Edible Garden is at the forefront of the CEA and sustainability technology movement, distinguished by its advanced safety-in-farming protocols, sustainable packaging, patented GreenThumb software, and innovative Self-Watering in-store displays. The Company operates state-of-the-art, vertically integrated greenhouses and processing facilities, including Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and its headquarters at Edible Garden Belvidere in New Jersey. It also partners with a network of contract growers strategically located near major U.S. markets to ensure freshness and reduce environmental impact. The Company is also expanding its Prairie Hills facility in Webster City, Iowa, into a dedicated ready-to-drink (RTD) clean nutrition manufacturing hub, supporting its Farm-to-Formula® strategy and its transformation into higher-margin, shelf-stable nutrition categories.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: August 24, 2026	By:	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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